Media Contact: Marissa Travaline
(609) 561-9000 ext. 4227
mtravaline@sjindustries.com
         Investor Contact: Dan Fidell
(609) 561-9000 ext. 7027
dfidell@sjindustries.com

FOR IMMEDIATE RELEASE

SJI Declares Quarterly Dividend

FOLSOM, NJ, July 5, 2018 - SJI’s (NYSE: SJI) board of directors declared its regular dividend of $0.28000 per share for the third quarter of 2018. The dividend is payable October 2, 2018 to shareholders of record at the close of business September 10, 2018. This is SJI’s 67th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

About SJI
SJI (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers safe, reliable, affordable natural gas service to approximately 681,000 customers in New Jersey and Maryland through its three regulated natural gas utilities - South Jersey Gas, Elizabethtown Gas and Elkton Gas. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services; acquiring and marketing natural gas and electricity for retail customers; and developing, owning and operating on-site energy production facilities. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit sjindustries.com for more information about SJI and its subsidiaries.
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